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                               ALLEN G. ROTH, P.A.
                             70-25 YELLOWSTONE BLVD.
                          FOREST HILLS, NEW YORK 11375
                                  718-544-7064





                         CONSENT OF INDEPENDENT AUDITORS



         I consent to the incorporation by reference in the Registration Statement of Moonlight International Corp. on Form S-8 and my report dated November 1, 1996 on our audit of the financial statements of Moonlight International Corp. as of year ended December 31, 1995, which report was included in Moonlight International Corp.'s Form 10-KSB as filed with the Securities and Exchange Commission.


                                                  /Allen G. Roth, P.A./
                                                  ----------------------
                                                  ALLEN G. ROTH, P.A.




Forest Hills, New York
December 5, 1996


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